UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2005

MILINX BUSINESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26421	91-1954074
(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Center
Suite 300
Las Vegas, NV 89128
(Address of principal executive offices and Zip Code)

702-562-4045
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 13, 2005, holders of record of outstanding shares of Series A Preferred Stock of Milinx Business Group, Inc. a Delaware corporation (the "Company"), having a majority of the votes entitled to be cast in the election of directors of the Company, by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware, elected the following persons as directors, and who will now constitute all the members of Board of Directors of the Company:

Walter G. Brokx
Kerry A. Grant

In addition, on April 13, 2005 the directors appointed Kerry A. Grant as President.

The following is a summary of the background of each of the foregoing directors.

Walter G. Brokx is a Professional Engineer, with a Bachelors degree in Chemical Engineering obtained from the University of British Columbia. From 1996 to 1997 he served as a Process Engineer with Fletcher Challenge Canada Ltd., a wood and wood fibre products manufacturer. Thereafter until 1999 he served as a Process Engineer with Sherritt International Corporation, a diversified natural resource processing company. From 1999 through 2003 he was employed as a Process Engineer with Domtar, a pulp and paper company. From 2002 through 2004 Mr. Brokx was the CEO and founder of Tattoo Technology Inc., an on-line media distribution company.

Kerry A. Grant has been involved in various capacities in connection with real-estate management and investment. From 2003 to the present he acts as Vice President of Development for Otlum Resorts, overseeing the development of the resort. From January 2000 to August 2003 he was Vice President, Appraisal and Consulting, for CB Richard Ellis Ltd., a real estate management company. Prior to 1999 he held various positions in the real estate investment division of Sun Life Financial. Mr. Grant has a bachelor’s degree in Business Administration from Simon Fraser University with a major in biochemistry.

Item 8.01 Other Events.

The Company is seeking to restore its certificate of incorporation pursuant to Section 312 of the General Corporation Law of the State of Delaware. Due to inactivity and lack of management, the Company has not been in good standing with the State of Delaware. In order to restore the certificate of incorporation, the Company is required to pay franchise tax for the years 2000 to 2004.

Based on the Form 10QSB filings for periods December 31, 2000 Milinx had $8,034,583 in booked assets and based on Delaware records 310,000,000 common shares authorized which results in franchise tax of $27,250. At December 31, 2001, Milinx had total booked assets of $847,509 and based on Delaware records 310,000,000 common shares authorized which results in franchise tax of $2,500. Both calculated using the par value method. The 2000 and 2001 taxes total $29,750, interest and penalties would have to be added.

The Company is seeking to verify the amount of franchise tax payable for the 2000 and 2001 years. For the years 2000 and 2001 management believes the amount of assets stated in its

Forms 10QSB dated December 31, 2000 and December 31, 2001, may be reviewed for the purposes of reducing the franchise tax, as the financial statements reflect book value rather than actual value. If actual value were determined as lower than book value, this could result in a significant reduction in the amount of franchise taxes owing to the State of Delaware. Management intends to have this matter reviewed independently as soon as practicable to establish if there is a basis for any adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILINX BUSINESS GROUP, INC.

/s/ Kerry A. Grant
Kerry A. Grant, President and Director

Date: April 29, 2005